UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 18, 2018

McDERMOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Republic of Panama	001-08430	72-0593134
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

4424 West Sam Houston Parkway North Houston, Texas	77041
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (281) 870-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

10.625% Senior Unsecured Notes Offering

On April 18, 2018, McDermott Escrow 1, Inc. and McDermott Escrow 2, Inc. (together, the “Escrow Issuers”) completed the previously announced offering (the “Offering”) of $1,300,000,000 in aggregate principal amount of 10.625% senior unsecured notes due 2024 (the “notes”) pursuant to the terms of a purchase agreement dated April 4, 2018, by and among McDermott International, Inc. (“McDermott”), the Escrow Issuers, McDermott Technology (Americas), Inc. (“McDermott Technology (Americas)”) and McDermott Technology (US), Inc. (together with McDermott Technology (Americas), the “Post-Merger Co-Issuers”) and Barclays Capital Inc., as the representative of the several initial purchasers named on Schedule A thereto.

The notes were offered to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The notes are scheduled to mature on May 1, 2024.

Pursuant to an escrow agreement (the “Escrow Agreement”), by and among the Escrow Issuers and Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”), the proceeds of the Offering, together with $27.625 million, to provide funds sufficient to pay interest on the notes through June 29, 2018, were deposited into a segregated escrow account (the “Escrow Account”) with the Escrow Agent. The proceeds will remain in escrow until the date on which certain escrow conditions are satisfied and the escrow proceeds are released. Concurrent with the satisfaction of those escrow conditions, the Escrow Issuers will merge with and into the Post-Merger Co-Issuers, with each Post-Merger Co-Issuer being a surviving entity that will assume, by operation of law, the obligations of the applicable Escrow Issuer under the notes and the Indenture (as defined below). The notes will be subject to a special mandatory redemption at a redemption price equal to 100% of the initial issue price of the notes plus accrued interest to, but not including, the redemption date if the escrow conditions are not satisfied or the issuers of the notes determine in their discretion that the escrow conditions are incapable of being satisfied on or prior to the specified outside date, which is June 29, 2018.

Indenture

The notes were issued pursuant to an Indenture, dated April 18, 2018 (the “Indenture”), by and among the Escrow Issuers and Wells Fargo Bank, National Association, as Trustee (the “Trustee”).

Interest

Interest on the notes is payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2018.

Ranking

Prior to the release of proceeds from escrow, the notes will be secured by a first-priority security interest in the Escrow Account and the deposits therein. At the time of and after the release of the proceeds from escrow, the notes will be unsecured and will be jointly and severally guaranteed on a senior unsecured basis by McDermott and certain of McDermott’s existing and future restricted subsidiaries. The notes and the related guarantees will rank: senior in right of payment to all of the applicable obligors’ future subordinated indebtedness; equally in right of payment with all of the applicable obligors’ existing and future unsecured indebtedness; effectively junior to all of the applicable obligors’ existing and future indebtedness that is secured by liens to the extent of the value of the collateral that is subject to liens securing such indebtedness; and structurally subordinated to all liabilities of McDermott’s subsidiaries that do not guarantee the notes.

Optional Redemption

After May 1, 2021, the issuers, at their option, may redeem the notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of the notes to be redeemed) set forth below, together with accrued and unpaid interest to (but excluding) the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning May 1 of the years indicated:

Year	Percentage
2021	105.313%
2022	102.656%
2023 and thereafter	100.000%

Equity Clawback

Prior to May 1, 2021, the issuers, at their option, may on any one or more occasions, redeem up to 35.0% of the aggregate principal amount of the outstanding notes issued under the Indenture (calculated after giving effect to any issuance of Additional Notes (as defined therein)), in an amount not greater than the net cash proceeds of one or more Qualified Equity Offerings (as defined therein) (which have not been applied to permanently repay other Indebtedness (as defined therein)) at a redemption price equal to 110.625% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to (but excluding) the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that: (1) at least 65.0% of the aggregate principal amount of notes issued under the Indenture on the Issue Date remains outstanding immediately after giving effect to any such redemption; and (2) the redemption occurs not more than 180 days after the date of the closing of any such Qualified Equity Offering.

Make-Whole Redemption

The notes may also be redeemed, in whole or in part, at any time prior to May 1, 2021 at the option of the issuers, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium (as defined in the Indenture) as of, and accrued and unpaid interest to (but excluding) the applicable redemption date (subject to the right of the holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Certain Covenants

The Indenture governing the notes contains covenants that, among other things, limit McDermott’s ability and the ability of its restricted subsidiaries to: (1) incur or guarantee additional indebtedness or issue preferred stock; (2) make investments or certain other restricted payments; (3) pay dividends or distributions on its capital stock or purchase or redeem its subordinated indebtedness; (4) sell assets; (5) create restrictions on the ability of its restricted subsidiaries to pay dividends or make other payments to McDermott; (6) create certain liens; (7) sell all or substantially all of its assets or merge or consolidate with or into other companies; (8) enter into transactions with affiliates; and (9) create unrestricted subsidiaries. Many of those covenants would become suspended if the notes were to attain an investment grade rating from both Moody’s Investors Service, Inc. and S&P Global Ratings and no default has occurred. The covenants mentioned above are subject to a number of important exceptions and limitations.

Change of Control

Upon a change of control, holders of the notes will have the right to require the issuers to make an offer to purchase each holder’s notes at a price in cash equal to 101% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the date of purchase.

The foregoing descriptions of the Indenture and the notes are only summaries and are qualified in their entirety by reference to the full text of the Indenture and the form of note, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 relating to the Indenture and the notes is contained in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Index to Exhibits

(d)	Exhibits.

4.1	Indenture, dated April 18, 2018, by and among McDermott Escrow 1, Inc., McDermott Escrow 2, Inc. and Wells Fargo Bank, National Association.

4.2	Form of 10.625% Senior Note due 2024 (included in Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDERMOTT INTERNATIONAL, INC.

By:	/s/ STUART SPENCE
Stuart Spence
Executive Vice President and Chief Financial Officer

Date: April 18, 2018

Signature Page to Form 8-K